Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees as of November 24, 2025 to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. Each undersigned acknowledges that each undersigned shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it or him contained herein and therein but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. Each undersigned hereby further agrees that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

Crescent Private Credit (QP) (a series of BlueArc Core Alternatives, LLC)

By:	BlueArc Core Alternatives Management, LLC,
its Managing Member

By:	/s/ Ronald Zazworsky, Jr.
Ronald Zazworsky, Jr.
Chief Executive Officer

Crescent Private Credit (QP) (TE ONSHORE) (a series of BlueArc Core Alternatives, LLC)

By:	BlueArc Core Alternatives Management, LLC,
its Managing Member

By:	/s/ Ronald Zazworsky, Jr.
Ronald Zazworsky, Jr.
Chief Executive Officer

BlueArc Core Alternatives Management, LLC

By:	/s/ Ronald Zazworsky, Jr.
Ronald Zazworsky, Jr.
Chief Executive Officer

BlueArc Capital Management, LLC

By:	/s/ Ronald Zazworsky, Jr.
Ronald Zazworsky, Jr.
Chief Executive Officer

RONALD ZAZWORSKY, JR.

/s/ Ronald Zazworsky, Jr.
Ronald Zazworsky, Jr.